Exhibit 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Ownership Plan and Trust of Bank of the Ozarks, Inc. for the registration of 200,000 shares of its common stock, of our report dated January 24, 1997, with respect to the consolidated financial statements of Bank of the Ozarks, Inc. included in the final prospectus used in connection with the initial public offering of the Registrant's common stock, as included in the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-27641) by means of a prospectus filed on July 17, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference.





                                         MOORE STEPHENS FROST, P.A.





Little Rock, Arkansas
July 25, 1997

                                                               Exhibit 23.2


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Ownership Plan and Trust of Bank of the Ozarks, Inc. for the registration of 200,000 shares of its common stock, of our report with respect to the consolidated financial statements of Bank of the Ozarks, Inc. for the year ended December 31, 1994, included in the final prospectus used in connection with the initial public offering of the Registrant's common stock, as included in the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-27641) by means of a prospectus filed on July 17, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference.





                                        BAIRD, KURTZ & DOBSON






Fort Smith, Arkansas
July 25, 1997